SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               _________________

                                   FORM 8-K


                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported):  March 27, 1997



                                COMCAST CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


Pennsylvania                          0-6983                      23-1709202
------------                    ------------------              --------------
(State or other                   (Commission file               (IRS employer
jurisdiction of                       number)                   identification
incorporation)                                                      no.)



            1500 Market Street, Philadelphia, PA             19102
           (Address of principal executive offices)      (Zip Code)




       Registrant's telephone number, including area code (215) 665-1700


Item 5.  Other Events.

   On March 27, 1997, Comcast Corporation ("Comcast") announced that its wholly owned subsidiary Comcast Cellular Holdings Inc. ("Comcast
Cellular") intends to offer approximately $900 million of senior notes (the "Notes") in a private placement.

   The Notes will be obligations of Comcast Cellular and will not be obligations of, nor guaranteed by, Comcast. The interest rate and certain other terms of the Notes have not yet been determined. However, there can be no assurance that acceptable terms will be reached or that the offering will be consummated.

   Comcast Cellular anticipates using the net proceeds from the offering to redeem in full all outstanding Series A and Series B Senior Participating Redeemable Zero Coupon Notes Due 2000 of Comcast Cellular Corporation and to repay a portion of the outstanding borrowings under a credit facility of Comcast Cellular Communications, Inc. ("CCCI"). Comcast Cellular Corporation is the direct, and CCCI is an indirect, wholly owned subsidiary of Comcast Cellular.

   Attached hereto as Exhibit (1) is a copy of the Press Release of Comcast.


Item 7.  Financial Statements and Exhibits.

         (b)  Exhibits.

         (1)   Press Release dated March 27, 1997 from the Company.



                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 27, 1997                   COMCAST CORPORATION



                                       By:  /s/ Stanley L. Wang
                                            ------------------------------
                                                Senior Vice President;
                                                General Counsel; Secretary



                                 EXHIBIT INDEX


Exhibit No.                     Exhibit                                  Page
-----------                     -------                                  ----

    (1)                    Press Release Dated March 27, 1997 --           1
                           Comcast Corporation Announces Private
                           Offering of Debt Securities of Comcast
                           Cellular Holdings, Inc.